                                                                EXHIBIT 10.17

                         MANAGEMENT SERVICES AGREEMENT
                                     BETWEEN
                        MANAGED CARE SOLUTIONS, INC. AND
                    COMMUNITY HEALTH CHOICE OF ILLINOIS, INC.

         This AGREEMENT is made as of June, 1996, by and between Managed Care Solutions, Inc., a Delaware corporation ("MCS"), and Community Health Choice of Illinois, Inc, a Delaware corporation ("CHOICE"), in consideration of the mutual covenants of the Parties set forth below, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the Parties.

                                 W H E R E A S:

         (a) MCS is a Delaware corporation duly authorized to do business in the State of Illinois and possesses the corporate authority to deliver certain administrative and management services to managed care organizations, including, but not limited to, Health Maintenance Organizations ("HMOS").

         (b) CHOICE is a Delaware corporation duly authorized to do business in the State of Illinois for the purpose of conducting a business which is intended to operate as a licensed HMO qualified to participate in the Illinois Medicaid Program (or any successor program thereto) and otherwise to qualify to contract or arrange for health services at full risk under Illinois law.

         (c) CHOICE is owned by and is the product of a joint venture between Community Health Care of Illinois, Inc., an Illinois not for profit corporation ("CHCI") and MCS.

         (d) CHOICE wishes to purchase certain management and administrative services from MCS in order to facilitate entry into and maintenance of Contracts (as defined in Part 1 hereof), and MCS wishes to deliver such management and administrative services to CHOICE.

         NOW, THEREFORE, IT IS AGREED BY AND BETWEEN MCS AND CHOICE AS FOLLOWS:

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings ascribed to them in this Part

1:

1.1 Bankrupt or Insolvent - as it relates to either Party, means any of the following:

         1.1.1 The filing of an application of such Party for, or a consent to, the appointment of a trustee of such Party's assets, or the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee of such Party's assets, if such order, judgment or decree continues in effect for a period of 60 consecutive calendar days;

         1.1.2 The filing by such Party of a voluntary bankruptcy petition in any bankruptcy proceeding or a pleading in any court of record admitting in writing the inability to pay such Party's debts as they come due;

         1.1.3 The filing against such Party of a bankruptcy petition in any bankruptcy proceeding, if such petition has not been dismissed after a period of 60 consecutive calendar days;

         1.1.4 The filing by such Party of an answer admitting the material allegations of, or consenting to, or defaulting in answering a bankruptcy petition filed in any bankruptcy proceeding; or

         1.1.5 The making by such Party of a general assignment for the benefit of creditors.

1.2 Business - conducting a business which operates as an HMO duly qualified to participate in the Illinois Medicaid program or otherwise qualified to contract at full risk under Illinois law.

1.3 Clean Claim - a new or resubmitted claim for reimbursement that includes all information required for adjudication.

1.4 Contract - any contract between CHOICE and a Payor, or entered into on behalf of CHOICE with a Payor, pursuant to which CHOICE shall provide or arrange for the provision of Health Care Services.

1.5 Covered Services - those Health Care Services for which a Payor is obligated to pay pursuant to the terms, conditions and limitations set forth in the applicable Contract.

1.6 Executive Officers of CHOICE - the Chief Executive Officer, Vice President of Finance, and Vice President for Medical Affairs of CHOICE.

1.7 Health Care Services - health care services or products rendered, sold or arranged for by or on behalf of CHOICE. The term includes, but is not limited to, Institutional Health

         Services, as well as physician, diagnostic, therapeutic, dental and pharmaceutical services or supplies.

1.8      HMO - Health Maintenance Organization.

1.9 Institutional Health Services - those non-physician inpatient and/or outpatient health care services which are offered to the public ordinarily by an Institutional Health Services Provider.

1.10 Institutional Health Services Provider - an entity which is specifically licensed (if subject to licensure) to provide and bill for non-physician inpatient and/or outpatient health care services, including but not limited to the non-physician services of a general acute care or specialty hospital, nursing home, home health agency, ambulatory surgical treatment center, substance abuse treatment center, Federally Qualified Health Center, mental health center, hospice, or comprehensive outpatient rehabilitation facility.

1.11 CHOICE's Clinical Committee - that committee created by Section 4.4 of CHOICE's Bylaws.

1.12 Operational Phase - the period of time of the venture between CHCI and MCS which shall begin when CHOICE enrolls its first individual member and continues for the duration of this Agreement.

1.13     Parties - MCS and CHOICE.

1.14 Payor - those certain commercial insurance carriers, workers' compensation carriers, employers (including employers with self-insured plans) or other entities providing commercial insurance coverage, as well as any local, state, or federal governmental entity in its capacity as payor under any governmental health benefits programs, including, but not limited to, Medicaid, Medicare or CHAMPUS, which are obligated to make payments for Covered Services.

1.15 Pre-Operational Phase - the period of time which commenced on December 21, 1995, when CHCI and MCS initially agreed to proceed with the venture, and which will end when CHOICE, as a licensed HMO, enrolls its first individual member.

1.16 Pre-Organizational Expenses - has the same meaning ascribed to it in Exhibit A "Pre-Organizational Expenses" attached hereto and incorporated herein.

1.17 Provider - an Institutional Health Services Provider, a health care practitioner, or a group of health care practitioners practicing in partnership, limited liability company or corporate form, and which Institutional Health Services Provider, practitioner or group is licensed under applicable State of Illinois laws, and has entered into an agreement with CHOICE to provide or arrange for the provision of Covered Services.

1.18 Provider Agreement - an agreement between CHOICE and a Provider under which the Provider renders Covered Services to individuals entitled to such services under a Contract.

                                     PART 2
                                  DUTIES OF MCS

Part 2.1 Subject to any approval and oversight authorities held by the Board of Directors of CHOICE (the "CHOICE Board") or the shareholders of CHOICE, and in accordance with the terms of this Agreement, including, but not limited to, the detailed "Schedule of MCS Services" set forth in Exhibit B and Schedule 1 thereto, (collectively referred to herein as "EXHIBIT B"), which is attached hereto and made a part hereof, MCS shall have full time day to day managerial responsibility for all aspects of the Business. MCS shall, when furnishing MCS personnel to render services to CHOICE under this Agreement (which furnished MCS personnel are sometimes referred to herein as "MCS STAFF"), ensure that: (1) MCS Staff are furnished in sufficient number and with sufficient continuity to reasonably satisfy the obligations of MCS under this Agreement; and (2) the education, training, and qualifications of MCS Staff are sufficient to reasonably satisfy the obligations of MCS under this Agreement. MCS Staff located in Illinois and assigned to CHOICE shall not be reassigned unilaterally by MCS to projects other than CHOICE, but instead MCS shall coordinate in advance any such reassignments with the Chief Executive Officer of CHOICE. Each service performed by MCS must be performed in accordance with the "Timetable" for such service and in accordance with the "Performance Criteria" for the service, each as set forth in Exhibit B hereto. Failure of MCS to: (1) comply with the material terms of this Agreement, including, but not limited to this Part 2; or (2) perform in a timely manner each service detailed on Exhibit B shall, as provided herein, constitute a breach by MCS of this Agreement, subject to

         Section 6.3.1 hereof. The services to be performed by MCS include, without limitation, the following:

         Part 2.1.1 The services of MCS corporate staff in overseeing and implementing the strategic, marketing and administrative organization and development of CHOICE.

         Part 2.1.2 The development of an administrative staff that is, to the fullest extent feasible, located in Illinois. MCS shall employ all CHOICE staff, and the following shall apply:

                    Part 2.1.2.1 all CHOICE staff shall report to the Chief
                                 Executive Officer of CHOICE;

                    Part 2.1.2.2 the Chief Executive Officer of CHOICE shall
                                 report, be accountable directly to and have a direct fiduciary relationship with the CHOICE Board, and also shall report, and be accountable directly to the President of MCS with respect to MCS duties hereunder;

                    Part 2.1.2.3      2.19.7.3 the CHOICE Board shall have the
                                 authority to approve the hiring, dismissal and annual performance evaluations and compensation adjustments for the Executive Officers of CHOICE; and

                    Part 2.1.2.4 the Chief Executive Officer of MCS shall report directly and be accountable to the entire
                                 CHOICE Board with respect to MCS duties
                                 hereunder.

         Part 2.1.3 The establishment, as set forth in Exhibit B hereto, of local office(s) to provide sales, customer service and provider relations functions.

         Part 2.1.4 A comprehensive Financial Administration Program, the specific details of which and timing for development and/or implementation of are set forth in Exhibit B hereto. Each element of the Financial Administration Program shall be developed by MCS and submitted for approval to the CHOICE Board. All data processing components of the Financial Administration Program shall be coordinated between the corporate offices of MCS and the CHOICE offices in Illinois. The Financial Administration Program shall include, without limitation, the following:

                    Part 2.1.4.1 An Enrollment System to process all additions, deletions and changes to the membership files, produce and distribute membership cards and membership materials, and generate all monthly billings.

                    Part 2.1.4.2 A Claims Processing System to process all
                                 referrals, receive and adjudicate all Clean
                                 Claims, assign claims to appropriate accounts, remit adjudicated and approved payments to providers within thirty (30) calendar days after receipt, and otherwise process claims in accordance with Exhibit B attached hereto and made a part hereof.

                    Part 2.1.4.3 A Coordination of Benefits System to discover, track, and adjudicate all claims involving COB and subrogation.

                    Part 2.1.4.4 A Financial System which provides all accounts payable, accounts receivable, and special ledger accounts, as well as the preparation of monthly financial reports and both regular and special management reports. The Vice President of Financial Affairs of CHOICE, or such other individual as designated by the Choice Board, shall be responsible for the day-to-day management of the financial affairs of CHOICE with administrative or other assistance from MCS.

                    Part 2.1.4.5 A process for budget and cost analysis to
                                 facilitate preparation of proposed budgets and variance analyses.

                    Part 2.1.4.6 A process to analyze and evaluate the risks of enrolling certain groups and establishing an appropriate pricing strategy.

                    Part 2.1.4.7 An MIS package to support all automated systems required to perform CHOICE operations including the financial, marketing, and medical management programs. The MIS software package provided by MCS and known as MC1 shall be used by MCS in performing these services to CHOICE, except, however, if the CHOICE Board, in its sole discretion, reasonable determines that the use by MCS of MC1 constitutes or will constitute "cause" for terminating this Agreement as defined in Section 6.3.1 hereof, the CHOICE Board may, as part of a "Corrective Action Plan" as defined in Section 6.3 hereof, require MCS to use a software system other than MC1.

         Part 2.1.5 Support and assistance to CHOICE and CHOICE's Clinical
                    Committee in the development and implementation of a Medical Services Program. The Medical Services Program shall be developed by MCS and submitted for approval to the CHOICE Board. The Medical Services Program shall include each of the following, all in adherence to the criteria set forth in Exhibit B hereto:

                    Part 2.1.5.1 The development of Contracts, as well as the
                                 appropriate credentialing of Providers.

                    Part 2.1.5.2 A system of referral pre-authorization.

                    Part 2.1.5.3 A system of hospital pre-authorization,
                                 concurrent review and discharge planning.

                    Part 2.1.5.4 A Provider relations program.

                    Part 2.1.5.5 A Quality Assurance Program which would meet
                                 the standards for NCQA Accreditation and/or of the Illinois State Medicaid Program.

                    Part 2.1.5.6 The organization of the Clinical Committee as may be appropriate.

         Part 2.1.6 MCS shall purchase and own tangible property, equipment and furnishings reasonably required for the operation of the Business, provided that CHOICE or CHCI shall have the option, in its discretion, to purchase some or all such tangible property, equipment and/or furnishings that has been designated solely for CHOICE operations on a depreciated basis in the event this Agreement is terminated, MCS transfers its Shares in CHOICE, or CHOICE is dissolved. CHOICE may, however, secure tangible property in its own right, subject to the approval of the CHOICE Board or stockholders of CHOICE, as the case may be. Subject to Part 10 of this Agreement, and notwithstanding anything to the contrary herein, CHOICE shall own all provider contracts and intangible property associated with the Business.

Part 2.2 MCS shall, prior to contracting or sub-contracting with any third party for services to be provided to CHOICE under this Agreement, submit such contract or subcontract to the CHOICE Board for its prior approval. The CHOICE Board may require that any or all such contracts or sub-contracts contain such provisions as to allow CHOICE to assume

         MCS' rights under the contract or subcontract in the event this Agreement is terminated as provided herein.

Part 2.3 MCS shall not be engaged in the delivery or performance of Health Care Services and shall have no authority to or fiduciary responsibility for, nor shall it exercise control or direction over the manner or method by which Providers deliver Health Care Services, except, however, MCS may make certain clinical recommendations to CHOICE.

Part 2.4 MCS shall ensure that any employees, agents, representatives or independent contractors of MCS shall adhere to all obligations imposed upon MCS under this Agreement and the Exhibits hereto. MCS shall ensure that it includes any contractual relationships with such representatives provisions sufficient to satisfy the obligations of this Section 2.4 and, in addition, MCS must furnish to such representatives information regarding the obligations under this Agreement to ensure compliance with same.

                                     PART 3
                           EXPENSES TO BE PAID BY MCS

Part 3.1 Pre-Operational Phase - MCS shall: (a) pay or reimburse CHCI for all expenditures incurred by CHCI in connection with the development of the Business or the formation of CHOICE in accordance with the terms of the Preorganizational Agreement; (b) pay or reimburse CHOICE for all expenditures incurred by CHOICE in connection with the development of the Business or the formation of CHOICE in accordance with the terms of the Preorganizational Agreement; and (c) assume Pre-Organizational Expenses and startup expenses of the Business, all the foregoing in an amount up to $3,000,000 in accordance with the detailed schedule and payment, reimbursement and record keeping process set forth in Exhibit A hereto. CHOICE and MCS agree that such coverage of expenses by MCS induced CHOICE to enter into this Agreement, and that MCS' compensation under this Agreement reflects its coverage of such expenses.

Part 3.2 Operational Phase - MCS shall cover all direct and indirect costs associated with its rendering of services under this Agreement and for the administration of the Business, including, without limitation, the purchase and/or lease of personal property and the lease of real property (such real property lease expenses including without limitation that certain Lease entered into May 1, 1996 by CHCI for office space located at 650 South Clark Street (Suite 300), Chicago, Illinois. However, the following expenses shall be the responsibility of CHOICE:

         Part 3.2.1 Covered Services;

         Part 3.2.2 Legal services of CHOICE (except for legal expenses directly associated with establishment of CHOICE and startup of the Business, which shall be borne by MCS);

         Part 3.2.3 Ongoing expenses relating to the maintenance of CHOICE as a corporate entity;

         Part 3.2.4 Actuarial services of CHOICE;

         Part 3.2.5 Insurance premiums for CHOICE;

         Part 3.2.6 Audit and tax services of CHOICE;

         Part 3.2.7 Advertising and marketing expenses of CHOICE;

         Part 3.2.8 Any income, property, premium or other taxes of CHOICE and any assessments or license fees; and

         Part 3.2.9 Any other expenses clearly related to the ongoing business of CHOICE as an independent corporate entity.

Part 3.3 If MCS, with the express advance approval of the CHOICE Board, performs or pays for the services in Section 3.2 hereof, CHOICE shall reimburse MCS for the reasonable cost or value of such services.


                                     PART 4
                                DUTIES OF CHOICE

Part 4.1 CHOICE shall be responsible to compensate MCS as set forth in Part 6 of this Agreement, as may be periodically amended from time to time.

Part 4.2 CHOICE shall be responsible for the day-to-day management of the financial affairs of CHOICE.

Part 4.3 CHOICE shall furnish any and all information, data and documentation as is reasonably necessary for MCS to perform its services under this Agreement. CHOICE shall furnish MCS with access during reasonable business hours to all information, books, business records, data and information systems of CHOICE reasonably necessary for MCS to perform its services under this Agreement.

Part 4.4 CHOICE shall ensure that any employees, agents, representatives or independent contractors of CHOICE shall adhere to all obligations imposed upon CHOICE under this Agreement. CHOICE shall ensure that it includes in any contractual relationships with such representatives provisions sufficient to satisfy the obligations of this Section 4.4 and, in addition, CHOICE must furnish to such representatives information regarding the obligations under this Agreement to ensure compliance with same.

                                     PART 5
                                  COMPENSATION

         MCS shall be compensated for its services under this Agreement by CHOICE as follows:

Part 5.1 Pre-Operational Phase - MCS shall not receive compensation hereunder during the Pre-Operational Phase. MCS acknowledges and agrees that the compensation to be received by MCS during the Operational Phase includes reasonable compensation for services rendered during the Pre-Operational Phase, and that MCS' obligations under this Agreement, including, but not limited to, MCS' obligations during the Pre-Operational Phase, are binding and enforceable. MCS and CHOICE agree that MCS' overall compensation under this Agreement has been established to reflect the fact that MCS shall not receive compensation during the Pre-Operational Phase.

Part 5.2 Operational Phase.

         Part 5.2.1 In any month the actual Member Months of CHOICE is below
                    20,000, MCS shall be paid the greater of 15% of plan premium/capitation or $50,000.

         Part 5.2.2 In any month the actual Member Months of CHOICE is 20,000 or more, MCS shall be paid according to the following schedule:

                                        MCS Compensation (As a
                                        ----------------------
           For Member                     Premium % of Total           PMPM Mini-
           ----------                     ------------------           ----------
             Months:                       Revenue) Will Be:          mum Will Be:
             -------                       -----------------          ------------
0 through 75,000 (First Layer)                     12%                   $12.60
75,001 through 100,000 (Second Layer)              10%                   $10.50
Greater than 100,000 (Third Layer)                 8%                    $ 8.40

                    The preceding schedule reflects tiered compensation, so that differential percentages will at all times apply to the First Layer, Second Layer and Third Layer of Member Months. "Member Months" means, in any given month, a fraction, (A) the numerator of which is the aggregated number of days of such month in which Member enrollees are eligible for coverage under CHOICE's plan, and (B) the denominator of which is the number of days in such month.

         Part 1.1.1 MCS may receive as compensation an agreed upon percentage of risk pool funds as set forth in Exhibit C attached hereto and made part hereof.


                                     PART 2
                              TERM AND TERMINATION

Part 2.1 The initial term of this Agreement shall be seven (7) years, unless earlier terminated. The Agreement thereafter shall be renewed for additional one (1) year terms, unless either Party gives the other Party one hundred eighty (180) calendar days advance written notice of its intent not to renew.

Part 2.2 This Agreement may be terminated at any time upon the written mutual consent of both Parties.

Part 2.3 Either Party may terminate this Agreement for "cause", as defined herein, which has not been cured within the time frame stated in a "Corrective Action Plan" as provided herein. Upon the determination of a Party hereto that "cause" for termination of this Agreement exists, that Party shall serve a written Corrective Action Plan upon the other Party. Such

         Corrective Action Plan shall include, without limitation: (a) a statement of date by which the "cause" must be rectified (the "Cure Date"), which date shall be determined solely by the Party serving the Corrective Action Plan but shall be not less than thirty (30) calendar days from the date that the Corrective Action Plan is served; (b) the nature of the "cause"; and (c) the actions that must be taken to cure the "cause". At the option of the Party serving a Corrective Action Plan, such Corrective Action Plan may include a statement that if the "cause" is not rectified by the Cure Date, it is the intention of the Party serving such Corrective Action Plan immediately to terminate this Agreement. A Party terminating this Agreement for failure to meet a Cure Date must do so in writing to the other Party. The Corrective Action Plan may, at the sole discretion of the Party serving the Corrective Action Plan, specify dates prior to the Cure Date by which intermediate curative actions must be completed ("Intermediate Cure Dates"). Any such specification of Intermediate Cure Dates should be designed to structure the Corrective Action Plan in the event that the "cause" giving rise to the service of the Corrective Action Plan will, in the sole discretion of the Party serving such Corrective Action Plan, require multiple sequential steps to rectify. The Party that served a Corrective Action Plan may, upon written notice to the other Party, terminate this Agreement not less than thirty (30) days following the failure of the other Party to meet an Intermediate Cure Date. The following shall constitute "cause" as used in this Section:


         Part 2.3.1 MCS' failure to satisfy any of its obligations under this
                    Agreement, including, but not limited to, meeting the Timetable and/or Performance Criteria standards set forth in this Agreement and Exhibit B hereof. In establishing any Corrective Action Plan in regard to MCS' failure to satisfy this Section 6.3.1, CHOICE shall reasonably consider whether such failure has: (1) been caused by circumstances beyond MCS' control, including as a result of the actions of any state regulatory agency; or (2) occurs during the early stages of the Operational Phase.

         Part 2.3.2 The requirement by a Payor which is an agency of or otherwise affiliated with a State (a "State Payor") that as a prerequisite to the State Payor entering into a contract with CHOICE, CHOICE replace MCS as the provider of management services to CHOICE; or

         Part 2.3.3 Either Party's material failure to abide by all applicable state and federal laws and regulations that pertains to it.

Part 2.4 The CHOICE Board may by simple majority vote determine any action or decision of CHOICE under Section 6.3 of this Agreement, subject to any applicable conflict of interest limitations on voting in CHOICE's Bylaws.

Part 2.5 Notwithstanding any other provision herein, this Agreement shall automatically terminate upon:

         Part 2.5.1 either Party becoming Bankrupt or Insolvent;

         Part 2.5.2 loss of insurance coverage by either Party; or

         Part 2.5.3 a judgement of fraud, willful misconduct, or criminal conviction for a felony or crime of moral turpitude against an officer or director of either Party up thorough the date of termination.

Part 2.6 In the event that this Agreement is terminated the Parties shall:

         Part 2.6.1 cooperate to effectively and expeditiously transition responsibilities thereunder to the party or parties assuming the management of CHOICE; and

         Part 2.6.2 remain responsible to pay any amounts owed the other Party up through the date of termination, except that this section shall not serve to accelerate or otherwise alter any loans between the Parties hereto.

Part 2.7 In the event that this Agreement is terminated, MCS shall ensure that either CHOICE or CHCI, at the sole determination of the CHOICE Board, will be able to license or otherwise acquire rights to use the MIS software package(s) provided by MCS under this Agreement, including, but not limited to MC1. Any agreement between MCS and a third party by which MCS secures the use of an MIS system for purposed of this Agreement shall include provisions to facilitate the requirements of this Section 6.6.

                                     PART 3
                            INSURANCE/INDEMNIFICATION

Part 3.1 Both CHOICE and MCS shall secure and at all times maintain comprehensive general and professional liability insurance and other appropriate forms of insurance coverage at minimum limits as required by law and as is then customary and reasonable given their respective businesses and activities.

         Part 3.1.1 Each Party shall provide to the other Party satisfactory evidence of such comprehensive general and professional liability coverage as required above and that such insurance coverage is effective as of the effective date of this

                    Agreement. Evidence of such insurance coverage shall be provided by each Party to the other Party annually thereafter.

         Part 3.1.2 Each Party shall give to the other Party at least thirty
                    (30) calendar days advance notice in writing of any proposed cancellation, termination or modification of such insurance. Such insurance policy or policies shall contain an endorsement requiring the insurer(s) of the Parties hereto to likewise give notice as stated herein.

Part 3.2 Each Party hereto (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other (the "Indemnified Party"), its officers, directors, employees, agents, representatives and assigns, of, from and against any claim, action, loss, cost, damages, expense (including legal fees and costs) and liability arising out of the action or inaction pursuant to this Agreement by the Indemnifying Party, its employees, agents, representatives, independent contractors and assigns, excepting only such liability that is solely attributable to the willful misconduct, or reckless omission or commission in performing its duties hereunder of the Indemnified Party, its employees, agents, representatives, independent contractors and assigns.

Part 3.3 The Parties acknowledge that certain legal issues, claims or actions may arise under this Agreement that actually or potentially involve both Parties and their respective employees, agents or representatives. The Parties agree to cooperate in good faith to address any such issues, to the extent such cooperation does not violate any applicable laws, cause the breach of any other contractual duties of either Party, compromise legal interests of or protections afforded to either Party, or jeopardize the confidentiality of communications or information regarding such issues.


                                     PART 4
                              REGULATORY APPROVALS

Part 4.1 MCS shall procure, on behalf of CHOICE, all licenses, certifications, registrations and other federal, Illinois or local regulatory approvals required in order for CHOICE to operate the Business, including, but not limited to, an HMO license and any other federal and state certifications necessary or appropriate to operate as a qualified HMO under the Illinois Medicaid Program (or any successor program thereto), and shall use its reasonable efforts to ensure that CHOICE is in compliance with all applicable regulatory requirements. In the proposed CHOICE annual operating budget, MCS shall include all costs associated with procurement of necessary regulatory approvals and compliance with regulatory requirements, but need not include any capital reserve requirements for the continued HMO licensure or Medicaid certification of CHOICE in Illinois.

Part 4.2 MCS agrees that at all times during the term of this Agreement, MCS shall be in good standing as a business corporation and maintain in full force and effect any certificates, licenses and registrations required by federal, state and local authorities.

Part 4.3 CHOICE agrees that at all times during the term of this Agreement, CHOICE shall be in good standing as a business corporation.

Part 4.4 Each Party shall provide the other Party, upon request, with evidence of its good standing, certifications and licenses and with copies of its most recent annual or other reports filed with state or federal regulatory agencies.

Part 4.5 Each Party agrees to notify the other Party immediately in the event any good standing, certification, licensure or registration referred to above is suspended or limited.

Part 4.6 Each Party agrees to do nothing during the term hereof which shall jeopardize the good standing or ability to maintain in full force and effect such certificates, licenses or registrations of the other Party.

                                     PART 5
                                   EXCLUSIVITY

Part 5.1 Except as noted in this Section 9.1, for the term of this Agreement, MCS shall not, in any "CHOICE Market" (as defined herein), itself engage in, or render services to, any business in direct competition with CHOICE. "CHOICE Markets" are defined as: (1) the State of Illinois; and (2) the States of Kentucky, Iowa, Wisconsin, and Missouri upon the good faith designation by the CHOICE Board that CHOICE will be commencing business activities in the such state within one-hundred eighty (180) days. Notwithstanding the provisions of this Section 9.1, in the event that MCS is already doing business in one of the above-listed states at the time that the CHOICE Board designates that state as a CHOICE Market, MCS may continue to do business in that state.

Part 5.2 This Agreement in no way restricts or limits the ability of CHCI and/or members of CHCI to contract or otherwise enter into any relationship of any sort.

Part 5.3 CHOICE shall not enter into agreements with any management company other than MCS without the consent of MCS, unless CHOICE receives written notice from a State Payor as defined in Section 6.3.2, hereof that the addition of another management company or the replacement of MCS as the management company is required to assure that CHOICE shall provide the required performance under a Contract.

                                     PART 6
                             CONFIDENTIAL MATERIALS

Part 6.1 The Parties acknowledge and agree that as a result of the various agreements which shall be entered into by and among CHOICE, MCS, CHCI and members of CHCI, they and their employees, agents and representatives may become informed of, and have access to, valuable and "confidential information" concerning one another's business activities.

Part 6.2 The term "confidential information" shall mean all information of a business or technical nature which is owned or developed either by CHOICE, MCS, CHCI and/or members of CHCI, which has not been made generally available to the public, which has been identified by the originating party(s) as "confidential", and which is disclosed to or learned by one or more of the other parties exclusively in the course of the performance of services under any agreement between or among the parties or as a result of their participation in CHOICE.

Part 6.3 The Parties acknowledge and agree that confidential information, even though it may be used in connection with the performance of services under any agreement between or among the Parties or disclosed by virtue of the relationship of the Parties to each other, shall remain the sole and exclusive property of the Party who owns or develops or developed such confidential information, and that no confidential information shall be disclosed to a person other than CHOICE, MCS, CHCI or members of CHCI without the express written consent of the Party who owns or develops such confidential information. The Parties expressly acknowledge and agree that any and all clinical and patient information shall be and remain the confidential information of the applicable Provider.

Part 6.4 Any services which are performed for CHOICE by MCS shall not result in the establishment of confidential information that is owned by CHOICE unless prior to the time that such services commence, CHOICE, pursuant to a determination by the CHOICE Board, informs MCS, in writing, that the performance of such services are intended to create a proprietary interest in such information. Any such proprietary information so owned by CHOICE which is derived substantially from the confidential information of MCS shall be deemed jointly owned by MCS and CHOICE.

Part 6.5 MCS agrees that all data encoded in MCS' computer systems that is germane to CHOICE (the "CHOICE Data") is owned by CHOICE. In the event of termination of this Agreement, whether with or without cause, MCS shall cause its Information Services & Technology (IST) staff to transfer all of the CHOICE Data to CHOICE using industry standard electronic media. All other of the automated management information systems used by MCS to render services to CHOICE under this Agreement shall, in the event of termination of this Agreement, whether with or without cause, remain the property of MCS.

                                     PART 7
                                NOTICE OF ACTION

Part 7.1 MCS acknowledges that certain regulatory, administrative, and/or legal issues, claims or actions (an "Action") may arise that could impair the ability of MCS to perform under this Agreement. MCS agrees to inform the Chair of the Board of CHOICE of the any such Action, whether or not actually commenced, within the first business day of the notification of MCS of the same. Unless the nature of the Action precludes such acts, the Chief Executive Officer of CHOICE shall: (a) receive from MCS a copy of any notice of Action provided by MCS under this Section 11.1 and of any other relevant prior or subsequent documents; and (b) be fully informed on an ongoing and timely basis, of MCS' response to or defense of the Action.

                                     PART 8
                        ACCESS TO MCS' BOOKS AND RECORDS

Part 8.1 With respect to the services that MCS provides to CHOICE, MCS shall:
         (a) keep, in accordance with Exhibit B, "Schedule of MCS Services", complete and accurate records and books of account regarding CHOICE and the Business; and (b) shall make reports to the CHOICE Board regarding such records and books of account not less often than quarterly, or more often if so requested by the CHOICE Board.

Part 8.2 CHOICE shall have the right to audit, at its expense and during normal business hours, MCS' books and records for CHOICE.

                                     PART 9

                             INDEPENDENT CONTRACTOR

Part 9.1 Notwithstanding any other provisions of this Agreement, each Party is acting independently of the other Party and the provisions of this Agreement shall not be construed as meaning that the Parties hereto are acting as the agents or employees of the other Party hereof, but, in fact, each Party recognizes that it is acting in the capacity of an independent contractor.

                                    PART 10

                            OTHER PERSONS NOT A PARTY

Part 10.1 No person or party shall have any rights under this Agreement, if he, she or it is not a Party hereto. This Agreement is not intended to, and shall not, create any rights in any person, including a Payor or Provider who is not a signatory hereto. The covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by the Parties hereto.

                                    PART 11

                                   AMENDMENTS

Part 11.1 This Agreement shall not be amended, altered, changed or assigned at any time without the express written consent of each of the Parties hereto and any such amendments of this Agreement shall be by written amendment signed by each of the Parties and made a part of this Agreement, which right shall terminate at the same time as this Agreement.

                                    PART 12

                                    NOTICES

Part 12.1 Any notice required under the terms of this Agreement shall be by United States certified mail with postage prepaid, return receipt requested and addressed as follows:

If to MCS:                                    If to CHOICE:

Managed Care Solutions, Inc.                  Community Health Choice
2510 West Dunlap, Suite 300                     of Illinois, Inc
Phoenix, AZ  85021                            650 S. Clark street, Suite 300
Attention:  Chief Executive                   Chicago, Illinois  60605
  Officer                                     Attention:  Chief Executive
                                                Officer

With a Copy to:

Laird, Schneck, Lindfors & Smyth              With a Copy to:

1440 East Missouri, Suite 250                 Vedder, Price, Kaufman & Kammholz
Phoenix, AZ  85014                            222 North LaSalle Street
Attention:  Stephen Smyth                     Chicago, Illinois  60601
                                              Attention:  Anne M. Murphy

            and any such notice shall be effective upon the earlier of: (a) receipt by the Party to whom it is addressed; or (b) three (3) working days after notice is sent.

Part 1.1 Parties may change the address to which notices are to be sent by providing notice pursuant to this Part 16.


                                     PART 2

                         REFERENCES AND SECTION HEADINGS

Part 2.1 Any reference to the singular shall include reference to the plural, and vice versa. References to the male gender shall include the female gender and vice versa. Part headings are intended for purposes of description only and shall not be used for purposes of interpretation of this Agreement.


                                     PART 3

                        SEVERABILITY AND SUPERVENING LAW

Part 3.1 The invalidity or unenforceability of any term or provision of this Agreement shall not impair or affect any other provision hereof which shall remain in full force and effect, except that the Parties recognize that this Agreement at all times is to be subject to applicable state, local, and federal law. The Parties further recognize that this Agreement shall be subject to amendment in such laws and regulations and to new legislation. Any provisions of the law that invalidate, or otherwise are inconsistent with, the terms of this Agreement or that would cause one or both of the Parties to be in violation of law, shall be deemed to have superseded such terms of this Agreement, provided however, that the Parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the requirements of law. In the event the Parties are unable to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the amended requirements of law, then this event shall be an additional "cause" for termination hereunder.


                                     PART 4

                                ENTIRE AGREEMENT

Part 4.1 This Agreement constitutes the entire contract for management services between MCS and CHOICE. This Agreement supersedes any and all previous agreements between the Parties relating thereto, although it does not preclude further express agreements between them.

                                     PART 5

                             SURVIVAL OF TERMINATION

Part 5.1 It is the express intention and agreement of the Parties hereto that provisions of this Agreement imposing obligations subsequent to termination of the Agreement shall survive the termination of this Agreement for any reason. These provisions include without limitation, Parts 3, and 10 (including all component Sections and Subsections thereof) and Sections 6.5, 7.2 and 7.3 (including all Subsections thereof).


                                     PART 6

                        GOVERNING LAW AND FORUM SELECTION

Part 6.1 This Agreement shall be governed by Illinois law without regard to choice of law or conflict of law principles thereof.

Part 6.2 Any and all claims arising out of this Agreement shall be filed and adjudicated in state and/or federal courts located in the State of Illinois.

                                     PART 7

                                   ASSIGNMENT

Part 7.1 MCS or CHOICE shall not assign its rights or obligations under this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first appearing above.

            MANAGED CARE SOLUTIONS, INC., a Delaware Corporation

            By:_____________________________

                     Its:_______________________

            COMMUNITY HEALTH CHOICE OF ILLINOIS, INC., A Delaware Corporation

            By:_____________________________

                     Its:_______________________